EXHIBIT 23



                       CONSENT OF INDEPENDENT ACCOUNTANTS


          We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement, on Form S-3 (Registration
No. 333-65597), relating to $110 million of Central Hudson Gas & Electric Corporation's debt securities, of our report dated January 26, 2001 appearing in this Annual Report on Form 10-K for the year ended December 31, 2000.



/s/ PRICEWATERHOUSECOOPERS LLP
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PRICEWATERHOUSECOOPERS LLP
New York, New York
March 26, 2001